                                               FILING PURSUANT TO RULE 424(B)(2)

                                            REGISTRATION STATEMENT NO. 333-79857

                             PROSPECTUS SUPPLEMENT

 (TO PROSPECTUS DATED JULY 26, 1999, PROSPECTUS SUPPLEMENT DATED AUGUST 4, 1999
              AND PROSPECTUS SUPPLEMENT DATED SEPTEMBER 10, 1999)

                                 125,000 SHARES

                              GENERAL MAGIC, INC.
                                  COMMON STOCK

                            ------------------------

     You should read this prospectus supplement, the accompanying prospectus supplement, dated August 4, 1999, the accompanying prospectus supplement, dated September 10, 1999, and the accompanying prospectus carefully before you invest. All of these documents contain information you should consider carefully before making your investment decision.

     INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                              PLAN OF DISTRIBUTION

     We sold 125,000 shares of our common stock to Cripple Creek Securities, LLC pursuant to this prospectus supplement. These shares were sold and issued to Cripple Creek at $2.00 per share on November 23, 1999 pursuant to the draw down notice we delivered on September 10, 1999, as further described in the accompanying prospectus supplement, dated September 10, 1999.

     NEITHER THE SECURITIES EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS NOVEMBER 23, 1999.
                                      SSS-1

                               TABLE OF CONTENTS

                                                              PAGE
                                                              -----
PROSPECTUS SUPPLEMENT
Plan of Distribution........................................  SSS-1
PROSPECTUS SUPPLEMENT (DATED SEPTEMBER 10, 1999)
  Plan of Distribution......................................   SS-1
PROSPECTUS SUPPLEMENT (DATED AUGUST 4, 1999)
  Plan of Distribution......................................    S-1
PROSPECTUS
  Prospectus Summary........................................      1
  About General Magic.......................................      3
  The Offering..............................................      4
  Risk Factors..............................................      5
  Special Note Regarding Forward-Looking Statements.........     14
  Use of Proceeds...........................................     14
  Dilution..................................................     15
  Plan of Distribution......................................     15
  Legal Matters.............................................     16
  Experts...................................................     16
  Where You Can Get More Information........................     16

                [PROSPECTUS AND PROSPECTUS SUPPLEMENTS FOLLOWS]

                                      SS-2